Exhibit 99.1

Abakan Announces Financing

August 20, 2014

Miami,  August  20,  2014  (BUSINESS  WIRE)  Abakan  Inc.  (OTCQB:  ABKI)  (“Abakan”),  an  emerging leader in the advanced coatings and metal formulations markets, today announced that the Company’s board of directors, has determined to initiate a private placement of up to eighteen million seven hundred and fifty thousand  (18,750,000)  shares  of  its  restricted  common  stock,  at  a  price  of  $0.40  a  share,  for  anticipated gross  proceeds  of  up  to  seven  million  five  hundred  thousand  dollars  ($7,500,000),  to  support  ongoing operations, retire  outstanding debt and  bolster product  development. The  prospective private placement is scheduled to close on September 15, 2014.  Full subscription to the anticipated proceeds would result in the new shareholders having 21.5% of the Company’s outstanding shares.

Proceeds   will  be  used  to  pay off  or  convert  over  $4.2  million  in  debt  and  to  provide  the  working  capital needed  to  progress  the  development  of  the  Company’s  Cermaclad™  coating  process  for  the  oil  and  gas,

and  mining  sectors  to longer  sections  of  pipe than  had  been  previously accomplished,  and  to complete an

expanded   product   launch   for   PComP™   coatings.   The   PComP™   expansion   includes   a   financing

commitment from the State of Ohio to match the Company’s PComP™ expenditures.  Our resulting balance sheet and production scale-up will position the Company for renewed growth.

About Abakan Inc.

Abakan  develops,  manufactures,  and  markets  advanced  nanocomposite  materials,  innovative  fabricated metal products  and highly engineered metal composites  for applications in the oil and gas, petrochemical,

mining,  aerospace  and  defense,  energy,  infrastructure  and  processing  industries.  Abakan’s  technology portfolio  currently  includes  high-speed,  large-area  metal  cladding  technology;  long-life  nanocomposite

anti-corrosion  and  wear  coating  materials.  Abakan's   products  have  demonstrated  longer  life,  higher

productivity  and  extremely  high  strength-to-weight  ratios  compared  to  competing  technologies.  The

Abakan  group  of  companies  has  been  honored  by  The  Wall  Street  Journal  as  the  #1  Manufacturing

Innovation across the globe, by Pipeline Industries Guild as the Top Subsea Pipeline Technology, by Forbes

as  the  #1  Most  Promising  Material  Science  Company  in  the  United  States,  by  American  Metals  Market

with  the  Steel  Excellence  Award,  by  Inc.  500  as  one  of  the  Fastest  Growing  Manufacturing  Company  in

the U.S., and has received numerous other trade, industry and technology awards including  five R&D 100

Awards  and  a  Technology  Innovation  Award  from  the  National  Institute  of  Standards  and  Technology.

Over  $50  million has been invested in  product  development and testing  by federal agencies,  national  labs and  our  companies  in  order  to  deliver  products  that  offer  improved  performance  over  the  current  state  of art.  Abakan  has  successfully  introduced  its  metal  coatings  for  metal  asset  protection  and  life  extension  in the  oil  and  gas  and  mining industries,  and  is  currently focusing  on  the  scale-up  and  commercialization  of its highly disruptive  metal cladding  products for  the oil  and gas,  oil  sands, and mining industries. Abakan currently operates from multiple locations in United States, and intends to expand global operations in Latin

America, Canada and Asia.

Forward-Looking Statements:

A  number  of  statements  contained  in  this  press  release  are  forward-looking  statements.  These  forward looking  statements  involve  a  number  of  risks  and  uncertainties  including  technological  obsolescence,

market  acceptance  of  future  products,  competitive  market  conditions,  and  the  sufficiency  of  capital resources.  The  actual  results  Abakan  may  achieve  could  differ  materially  from  any  forward-looking statements  due  to  such  risks  and  uncertainties.  Abakan  encourages  the  public  to  read  the  information provided  here  in  conjunction  with  its  most  recent  filings  on  Form  10-K  and  Form  10-Q.  Abakan’s  public filings may be viewed at www.sec.gov.

Contact :

Investor Relations

Surety Financial Group, LLC

Phone: 410-833-0078

www.suretyfingroup.com

Abakan Inc. is on Facebook

Abakan Inc. is on Twitter